SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this "Agreement"), dated as of January 29, 2003, is made between COMMTOUCH INC., a California corporation ("Grantor") and XDL Capital Corp., an Ontario corporation, as collateral agent for the Lenders referred to below ("Secured Party").

            Grantor and Secured Party hereby agree as follows:

            SECTION 1 Definitions; Interpretation.

            (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Convertible Loan Agreement.

            (b) As used in this Agreement, the following terms shall have the following meanings:

            "Collateral" has the meaning set forth in Section 2.

            "Company" means Commtouch Software Ltd., an Israeli corporation.

            "Convertible Loan Agreement" means the Convertible Loan Agreement dated as of January 29, 2003 among Company, Secured Party and the Lenders (as amended, modified, renewed or extended from time to time).

            "Documents" means this Agreement, the Convertible Loan Agreement, the Promissory Notes, the Guaranty , the Company Security Agreement, the Patent and Trademark Security Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party or the Lenders under the Promissory Notes or in connection with the Obligations.

            "Event of Default" has the meaning set forth in the Promissory Notes between Company and the Lenders.

            "Guaranty" means the Guaranty, dated as of January 29, 2003, made by Grantor in favor of Secured Party, as collateral agent, and Lenders, as amended, modified, renewed, extended or replaced from time to time.

            "Lenders" means the several lending institutions named in Annex 1.

            "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

            "Obligations" means the indebtedness, liabilities and other obligations of Grantor and Company to Secured Party, as collateral agent, and Lenders under or in connection with the Guaranty, all interest accrued thereon, all fees and all other amounts payable by Grantor and

Company to Secured Party, as collateral agent, and Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Grantor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

            "Permitted Lien" means (i) any Lien in favor of Secured Party or Lenders; (ii) Liens on assets of Persons which become subsidiaries of Grantor after the date hereof, provided that such Liens existed at the time the respective Persons became subsidiaries of Grantor and were not created in anticipation thereof; and (iii) other Liens which arise in the ordinary course of business (not securing debt for borrowed money) and do not materially impair Grantor's ownership or use of the Collateral or the value thereof.

            "Person"  means  an  individual,  corporation,   partnership,  joint
venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

            (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

            (d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

            SECTION 2 Security Interest.

            (a) As security for the payment and performance of the Obligations, Grantor hereby grants to Secured Party as collateral agent, for itself and for the ratable benefit of Lenders, a security interest (ranking in first priority, subject only to the rights of the Office of the Chief Scientist of Israel, set out in Sections 9.7 and 11.13 of the Convertible Loan Agreement), in all of Grantor's right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the "Collateral"). Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any asset which would be real property under the law of the jurisdiction in which it is located. The interest of any Lender in the Collateral shall be on a parity with the interests of all other Lenders, and the interest of each Lender in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Promissory Note(s) held by such Lender bears to the aggregate indebtedness then outstanding and unpaid under the Promissory Notes held by all Lenders (except to the


                                       2.

extent the Lenders agree to any other ratable interest therein). Any Lender holding any instruments, certificated investment property or other Collateral hereunder shall do so as agent for Secured Party and for the ratable benefit of all Lenders.

Notwithstanding anything to the contrary contained in this Agreement, with respect to provisions contained herein relating to control of Grantor's deposit accounts or other liquid assets, the Secured Party agrees as follows:

1. Not to make use of any control agreements or rights in the deposit accounts granted hereunder unless and until an Event of Default has occurred that has not been cured within the applicable timeframe.

2. Not to make use of any control agreements or rights in the deposit accounts granted hereunder to the extent that such usage exceeds the Obligations.

            (b) Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

            (c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 20 hereof.

            SECTION 3 Financing Statements, Etc. Grantor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and Grantor hereby authorizes Secured Party to file (with or without Grantor's signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Grantor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof. Grantor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chatter paper. Grantor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party's security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Grantor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.


                                       3.

            SECTION 4 Representations and Warranties. Grantor represents and warrants to Secured Party and each Lender that:

            (a) Grantor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The execution, delivery and performance by Grantor of this Agreement have been duly authorized by all necessary action of Grantor, and this Agreement constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

            (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Grantor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

            (d) (i) Grantor's chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; (ii) Grantor's jurisdiction of organization is set forth in
Schedule 1; Grantor's exact legal name is as set forth in the first paragraph of this Agreement; and (iii) all other locations where Grantor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1.

            (e) Grantor has rights in or the power to transfer the Collateral, and Grantor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

            (f) All of Grantor's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

            (g) Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor's right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

            (h) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

            (i)   Grantor   does   not   have  or  hold   any   chattel   paper,
letter-of-credit rights or commercial tort claims except as disclosed to Secured Party.

            (j) The names and addresses of all financial institutions and other Persons at which Grantor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.


                                       4.

            SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Grantor agrees that:

            (a) Grantor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party's right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

            (b) Grantor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

            (c) Grantor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Grantor's chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Grantor shall not locate any
Collateral outside of the United States nor shall Grantor change its jurisdiction of organization to a jurisdiction outside of the United States.

            (d) Grantor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Grantor operates. Upon the request of Secured Party, Grantor shall furnish Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies.
Grantor shall also furnish to Secured Party from time to time upon the request of Secured Party a certificate of Grantor's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to Grantor and Secured Party. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Party to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Grantor.

            (e) If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice thereof to Secured Party. Additionally, Grantor shall in any event promptly give Secured Party notice of all reports made to insurance companies in respect of any claim in excess of $100,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Secured Party. If an Event of Default has occurred that has not been cured in accordance with the applicable timeframe, in its sole discretion Secured Party may apply all or any portion of


                                       5.

such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Grantor.

            (f) Grantor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Secured Party's security interest hereunder.

            (g) Grantor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

            (h) Grantor shall keep the Collateral free of all Liens except Permitted Liens.

            (i) Grantor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

            (j) Grantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Guaranty or any other Document.

            (k) Upon the request of Secured Party, Grantor shall (i) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and, upon an Event of Default that has not been cured within the applicable timeframe, all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that Secured Party is a first priority secured party with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as Secured Party shall reasonably specify.

            (l) Grantor shall at any reasonable time and from time to time permit Secured Party or any of its agents or representatives to visit the premises of Grantor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Grantor.

            (m) Grantor shall: (i) with such frequency and in such scope as Secured Party may reasonably require, furnish to Secured Party such lists of customers and other information relating to the accounts and other rights to payment; (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business,


                                       6.

according to normal trade practices utilized by Grantor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Grantor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Grantor; and (iii) upon the request of Secured Party (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to Secured Party or to such other Person or location as Secured Party shall specify.

            (n) Grantor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party's Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

            (o) If and when Grantor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Grantor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

            (p) Grantor shall not enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

            (q) At Secured Party's request, Grantor will attempt to obtain from each Person from whom Grantor leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

            (r) Grantor shall give Secured Party immediate notice of the acquisition of any instruments or securities, or the establishment of any new deposit account or any new securities account with respect to any investment property.

            (s) Grantor shall immediately notify Secured Party if Grantor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights.


                                       7.

            SECTION 6 Collection of Accounts. Until Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Grantor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of Secured Party, upon and after the occurrence of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Grantor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account with Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Secured Party shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Grantor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so.

            SECTION 7 Authorization; Secured Party Appointed Attorney-in-Fact. Secured Party shall have the right to, in the name of Grantor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Grantor, and Grantor hereby constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Grantor's true and lawful attorney-in-fact, with full power and authority to:
(i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) upon an Event of Default that has not been cured within the applicable timeframe, assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.


                                       8.

            SECTION 8 Remedies.

            (a) Upon the occurrence and continuance of any Event of Default, Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Promissory Notes, the Guaranty or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Grantor, take possession of any the Collateral, remove or dispose of all or part of the
Collateral on any premises of such Grantor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Grantor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party;
(iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor's assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party and each Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by law. Secured Party shall give Grantor such notice of any private or public sales as may be required by the UCC or other applicable law.

            (b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 8 or otherwise in connection with this Agreement in the Event of Default, Grantor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any intellectual property Collateral, subject to compliance with obligations of the Company towards the Chief Scientist of the State of Israel. Nothing herein derogates from any rights the Secured Party may have under any separate security document relating to intellectual party.

            (c) Neither Secured Party nor any Lender shall have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party and Lenders may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party's or any Lender's rights against Grantor. Grantor waives any right it may have to require Secured Party or any Lender to pursue any third Person for any of the Obligations. Secured Party and Lenders will comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any


                                       9.

sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party shall act in a commercially reasonable fashion and either proceed against the purchaser for collection of the unpaid amounts and/or may resell the Collateral and in either event Grantor's obligation to Secured Party shall be reduced by an amount equal to the net proceeds of the sale.

            (d) To the extent Grantor uses the proceeds of any of the Obligations to purchase Collateral, Grantor's repayment of the Obligations shall apply on a "first-in, first-out" basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Grantor purchased the Collateral.

            (e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Grantor or otherwise disposed of in accordance with the UCC or other applicable law. Grantor shall remain liable to Secured Party, as collateral agent, and each Lender, for any deficiency which exists after any sale or other disposition or collection of Collateral.

            (f) In taking any action under this Section 8 or otherwise taking action as collateral agent on behalf of Lenders and exercising such powers and performing such duties under this Agreement as are granted to Secured Party hereunder, except to the extent otherwise provided under the Documents, Secured Party shall act in each case in accordance with the instructions of the Lender Majority.

            SECTION 9 Consents and Waivers.

            (a) Grantor agrees that at any time and from time to time, without notice to or the consent of Grantor, without incurring responsibility to Grantor, and without impairing or releasing the security interests provided for herein or otherwise impairing the rights of Secured Party or Lenders hereunder, all as Secured Party or Lenders may deem advisable: (i) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of Company under the Promissory Notes may be incurred, by one or more amendments, modifications, renewals or extensions or otherwise; (ii) the time, manner, place or terms of any payment under the Promissory Notes may be extended or changed, including by an increase or decrease in the interest rate on the Promissory Notes or any fee or other amount payable under the Promissory Notes or any other Document, by an amendment, modification or renewal of the Promissory Notes or any other Document or otherwise; (iii) the time for


                                      10.

Company's performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Promissory Notes or any other Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Secured Party may deem proper; (iv) Secured Party or Lenders may discharge or release, in whole or in part, any guarantor or any other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Obligations, nor shall Secured Party or Lenders be liable to Grantor for any failure to collect or enforce payment of the Obligations or to realize on any other collateral therefor; (v) in addition to the Collateral, Secured Party or Lenders may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (vi) Secured Party or Lenders may request and accept any guaranties of the Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vii) Secured Party or Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of the Promissory Notes and any power of sale) granted by the Promissory Notes or any other Document or other security document or agreement, or otherwise available to Secured Party or Lenders, with respect to the Obligations, any of the Collateral or other security for any or all of the Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Grantor against Company.

            (b) Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; and (ii) all claims, damages, and demands against Secured Party or any Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, to the extent that Secured Party has acted in a commercially reasonable manner vis-a-vis the Collateral. However, nothing herein requires Secured Party to act in a fiduciary manner vis a vis the Grantor or its shareholders..

            (c) Additionally, Grantor waives and agrees not to assert: (i) any right to require Secured Party or any Lender to proceed against Company, any guarantor or any other Person, to proceed against or exhaust any other security held for the Obligations or to pursue any other right, remedy, power or privilege of Secured Party or any Lender whatsoever; (ii) any defense arising by reason of any lack of corporate or other authority; (iii) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of Grantor or the right of Grantor to proceed against Company or any other obligor of the Obligations for reimbursement; (iv) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties or which conflict with the terms of this Agreement.


                                      11.

            (d) All rights of Secured Party and Lenders hereunder, and the obligations of Grantor hereunder and the Lien created hereby, shall remain in full force and effect without regard to, and shall not be impaired or affected by, (i) any insolvency or bankruptcy, liquidation, winding up or dissolution of Company, Grantor any other Person; (ii) any limitation, discharge, or cessation of the liability of Company, Grantor or any other Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations, the Promissory Notes or any other Document; (iii) any assignment or other transfer, in whole or in part, of Secured Party's or Lenders' interests in and rights hereunder or in respect of the Promissory Notes or any other Document; (iv) any claim, defense, counterclaim or setoff, other than that of prior performance, that Company, Grantor, or any other Person may have or assert; or (v) Secured Party's or any Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or insolvency case related to the Obligations.

            (e) Grantor waives any and all notice of the creation, renewal, modification, extension or accrual of the Obligations. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Agreement. Grantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Company, Grantor or any other Person with respect to the Obligations.

            (f) Grantor shall not have any right to require Secured Party or Lenders to obtain or disclose any information with respect to: (i) the financial condition or character of Company or the ability of Company to pay and perform the Obligations; (ii) the Obligations; (iii) other security for any or all of the Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations; (v) any action or inaction on the part of Secured Party, Lenders or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

            (g) Until the Obligations shall be satisfied in full, Grantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under or in respect of this Agreement or otherwise, or (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Agreement.

            SECTION 10 Knowing and Explicit Consents and Waivers. Grantor acknowledges that it has either obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Agreement. Grantor acknowledges and agrees that each of the waivers and consents set forth herein, including those contained in Section 9, are made with full knowledge of their significance and consequences. Additionally, Grantor acknowledges and agrees that by executing this Agreement, it is waiving certain rights, benefits, protections and defenses to which it may otherwise be entitled under applicable law, and that all such waivers herein are explicit, knowing waivers. Grantor further acknowledges and agrees that Secured Party and Lenders are relying on such waivers in creating the Obligations, and that such waivers are a material part of the consideration which Secured Party and Lenders are receiving for creating the Obligations.


                                      12.

            SECTION 11 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States);
(iii) sent by facsimile transmission; or (iv) sent by email.

            SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party and the Lenders.

            SECTION 13 Costs and Expenses.

            (a) Grantor agrees to pay on demand all reasonable costs and expenses of Secured Party and each Lender, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Promissory Notes, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

            (b) Any amounts  payable to Secured Party and the Lenders under this
Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Promissory Notes. All computations of interest shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            SECTION 14 Binding  Effect.  This  Agreement  shall be binding upon, inure to the benefit of and be enforceable by Grantor, Secured Party, each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a Grantor to this Agreement. Grantor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party, as collateral agent, and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Grantor without the prior express written consent of Secured Party, as collateral agent, and Lenders shall be void.


                                      13.

            SECTION 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

            SECTION 16 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by Grantor shall in any event be effective unless the same shall be in writing and signed by Secured Party (with the consent of the Lender Majority), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Secured Party, affect the rights, duties or obligations of Secured Party under or in respect of this Agreement.

            SECTION 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

            SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            SECTION 19 Termination. Upon payment and performance in full of all Obligations and / or full repayment and / or conversion by all Secured Parties and/or (if a Secured Party declines to convert or be repaid upon an event as described in section 4.4 of the Promissory Note), the expiry of 12 months from the date of the request to convert or be repaid, by Debtor to the declining Secured Party,, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all security interests given by Grantor to Secured Party hereunder.

            SECTION 20 Conflicts. In the event of any conflict or inconsistency between this Agreement, on the one hand, the Convertible Loan Agreement and the Promissory Notes, on the other hand, the terms of this Agreement shall control.


                                      14.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                      COMMTOUCH INC.

                                      By
                                         ---------------------------------------
                                         Title: Gideon Mantel, CEO

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------
                                      Attn:  Gideon Mantel
                                      Fax:  650-864-2002


                                      XDL CAPITAL CORP., as Secured Party

                                      By
                                         ---------------------------------------
                                         Title:

                                      30 St. Clair Ave. West, ste. 901, Toronto,
                                      ------------------------------------------
                                      Ontario, Canada, M4V 3A1
                                      ------------------------------------------

                                      Attn:  Dennis Bennie


                                      15.

                                     ANNEX 1

AxcessNet Resources LLC.
1050 Winter Street (Suite 2400), Waltham MA 02451

Bert Amato
364 Glencairn Avenue
Toronto, Ontario
M5N 1V1

Compugen Systems Ltd.
25 Leek Crescent
Richmond Hill, ON Canada L4B 4B3

Delta Capital Ltd.
788-790 Finchley Road
London, NW117TJ

KKB Ventures LLC
Attn: Ken Casey
285 Musketaquid Rd.
Concord,Ma.  01742

XDL Capital Corp.
30 St. Clair Avenue West, Ste. 901,
Toronto,  M4V 3A1
Attn: David Latner, ASO & Dennis Bennie


                                      16.

Edward B. Roberts
David Sarnoff Professor of the Management of Technology
MIT Sloan School of Management
300 Boylston St.
Boston, MA 02116

LENE L.P.
c/o Lloyd E. Shefsky, General Partner
444 N. Michigan Ave.
Chicago, IL 60611

Yona Hollander
19261 Phil lane
Cupertino, CA 95014


                                      17.

                                   SCHEDULE 1
                            to the Security Agreement

1. Jurisdiction of Organization: California

2. Chief Executive Office and Principal Place of Business: 1300 Crittenden Lane, Suite 102, Mountain View, CA 94043

3. Other locations where Grantor conducts business or Collateral is kept:

4. Deposit Accounts and Security Accounts



                                      S-1.

                                   SCHEDULE 2
                            to the Security Agreement

1. Patents and Patent Applications: N/A

2. Copyrights (Registered and Unregistered) and Copyright Applications: N/A

3. Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications: N/A


                                      S-2.